RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                   DEPOSITOR

                          RFMSI SERIES 2003-S16 TRUST
                                     ISSUER

                        RESIDENTIAL FUNDING CORPORATION
                                MASTER SERVICER

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-S16

               $ 1,687,687     0.00%     CLASS A-P CERTIFICATES
        --------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                 Prospectus Supplement dated September 24, 2003
                                       to
                         Prospectus dated July 24, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated September 24, 2003.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 76.81% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                                                      CREDIT SCORE DISTRIBUTION

                                  NUMBER OF                         PERCENTAGE OF          AVERAGE         WEIGHTED AVERAGE
                                  MORTGAGE         PRINCIPAL          MORTGAGE            PRINCIPAL          LOAN-TO-VALUE
    CREDIT SCORE RANGE              LOANS           BALANCE            LOANS               BALANCE               RATIO
---------------------------       ---------      ------------       -------------      ------------        ----------------
560 - 579..................            2         $    778,617            0.39%         $   389,308               63.72%
620 - 639..................            4            1,845,015            0.92              461,254               50.49
640 - 659..................           11            4,865,721            2.41              442,338               65.54
660 - 679..................           19            6,845,557            3.40              360,292               61.07
680 - 699..................           23            7,938,353            3.94              345,146               60.51
700 - 719..................           40           15,179,349            7.53              379,484               56.90
720 - 739..................           35           12,433,972            6.17              355,256               56.68
740 - 759..................           53           20,394,711           10.12              384,806               53.66
760 - 779..................           96           37,962,355           18.83              395,441               57.45
780 - 799..................          158           56,531,988           28.04              357,797               55.04
800 or greater.............           94           36,801,658           18.26              391,507               51.68
                                  ---------      ------------       -------------      ------------        ----------------
     Total.................          535         $201,577,296          100.00%         $   376,780               55.64%
                                  =========      ============       =============      ============        ================

As of March 1, 2005, the weighted average credit score of the mortgage loans was approximately 762.

For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                                                           MORTGAGE RATES

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                              MORTGAGE        PRINCIPAL       OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
    MORTGAGE RATES (%)         LOANS           BALANCE           LOANS            BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
4.500 - 4.624..............        1          $   460,652           0.23%       $    460,652         775          39.00%
4.625 - 4.749..............        2              811,460           0.40             405,730         698          69.30
4.750 - 4.874..............       13            5,341,449           2.65             410,881         765          58.77
4.875 - 4.999..............       79           29,588,664          14.68             374,540         766          54.18
5.000 - 5.124..............      123           48,427,616          24.02             393,720         767          55.76
5.125 - 5.249..............      184           68,133,904          33.80             370,293         763          54.75
5.250 - 5.374..............       62           23,274,802          11.55             375,400         756          57.31
5.375 - 5.499..............       46           15,452,438           7.67             335,923         754          56.19
5.500 - 5.624..............       16            5,428,181           2.69             339,261         760          58.55
5.625 - 5.749..............        3            1,308,192           0.65             436,064         724          56.80
5.750 - 5.874..............        3            1,221,826           0.61             407,275         692          57.62
5.875 - 5.999..............        3            2,128,113           1.06             709,371         768          61.32
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      535         $201,577,296         100.00%       $    376,780         762          55.64%
                             ==========      ============     ============      ============   =============  =============

As of March 1, 2005, the weighted average mortgage rate was approximately 5.1037% per annum.


                                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
  ORIGINAL MORTGAGE LOAN       MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
       BALANCE ($)              LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
100,000 or less............       4          $    245,121           0.12%           $ 61,280         755          45.02%
100,001 to 200,000.........      48             6,850,063           3.40             142,710         750          59.26
200,001 to 300,000.........      55            12,672,743           6.29             230,414         766          52.54
300,001 to 400,000.........     180            58,855,679          29.20             326,976         768          57.01
400,001 to 500,000.........     112            45,940,062          22.79             410,179         761          54.82
500,001 to 600,000.........      79            39,187,049          19.44             496,039         755          57.81
600,001 to 700,000.........      33            19,193,187           9.52             581,612         756          55.85
700,001 to 800,000.........      12             8,107,256           4.02             675,605         750          55.88
800,001 to 900,000.........       3             2,386,196           1.18             795,399         789          52.03
900,001 to 1,000,000.......       9             8,139,942           4.04             904,438         777          42.48
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................     535          $201,577,296         100.00%           $376,780         762          55.64%
                             ==========      ============     ============      ============   =============  =============



                                                         ORIGINAL LTV RATIOS

                                  NUMBER OF                         PERCENTAGE OF          AVERAGE         WEIGHTED AVERAGE
                                  MORTGAGE         PRINCIPAL          MORTGAGE            PRINCIPAL          LOAN-TO-VALUE
  ORIGINAL LTV RATIO (%)            LOANS           BALANCE            LOANS               BALANCE               RATIO
---------------------------       ---------      ------------       -------------      ------------        ----------------
00.01 - 50.00..............         208          $ 77,582,896           38.49%          $ 372,995                 769
50.01 - 55.00..............          48            16,940,602            8.40             352,929                 758
55.01 - 60.00..............          58            23,342,350           11.58             402,454                 762
60.01 - 65.00..............          51            19,878,208            9.86             389,769                 775
65.01 - 70.00..............          71            29,613,370           14.69             417,090                 752
70.01 - 75.00..............          55            20,188,032           10.02             367,055                 748
75.01 - 80.00..............          38            12,503,278            6.20             329,034                 754
80.01 - 85.00..............           3               920,650            0.46             306,883                 725
85.01 - 90.00..............           2               462,202            0.23             231,101                 782
90.01 - 95.00..............           1               145,707            0.07             145,707                 713
                                  ---------      ------------       -------------      ------------        ----------------
     Total.................         535          $201,577,296          100.00%          $ 376,780                 762
                                  =========      ============       =============      ============        ================

The weighted average LTV ratio at origination of the mortgage loans was approximately 55.64%.


                                           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
          STATE                 LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Arizona....................       9          $  2,870,478           1.42%       $    318,942         743          59.16%
California.................     246            94,291,150          46.78             383,297         770          51.33
Colorado...................      12             4,385,713           2.18             365,476         787          55.33
Connecticut................      12             4,257,169           2.11             354,764         775          51.04
Florida....................      10             4,141,109           2.05             414,111         733          65.30
Georgia....................       4             2,066,959           1.03             516,740         702          59.91
Hawaii.....................       1               241,507           0.12             241,507         729          49.00
Iowa.......................       1               219,844           0.11             219,844         782          46.00
Idaho......................       3               847,686           0.42             282,562         801          30.06
Illinois...................      10             4,319,162           2.14             431,916         753          58.49
Indiana....................       1               232,420           0.12             232,420         792          52.00
Kansas.....................       2               952,584           0.47             476,292         754          71.95
Kentucky...................       3             1,263,698           0.63             421,233         797          72.61
Louisiana..................       3             1,291,180           0.64             430,393         787          63.67
Massachusetts..............      15             6,779,009           3.36             451,934         773          51.99
Maryland...................      14             5,536,692           2.75             395,478         760          63.42
Michigan...................      18             7,369,750           3.66             409,431         743          57.53
Minnesota..................       6             1,929,775           0.96             321,629         723          65.95
Missouri...................       2               541,331           0.27             270,666         708          74.13
Mississippi................       1               365,421           0.18             365,421         706          85.00
North Carolina.............       4             1,285,683           0.64             321,421         794          66.04
Nebraska...................       1               339,611           0.17             339,611         786          78.00
New Hampshire..............       1               132,651           0.07             132,651         670          79.00
New Jersey.................      13             4,221,832           2.09             324,756         730          63.48
New Mexico.................       1               403,715           0.20             403,715         759          55.00
Nevada.....................       8             3,816,700           1.89             477,088         792          65.16
New York...................      20             6,234,116           3.09             311,706         754          59.07
Ohio.......................       2               359,417           0.18             179,708         741          70.26
Oklahoma...................       7             1,286,691           0.64             183,813         689          79.74
Oregon.....................       4             1,247,161           0.62             311,790         749          51.53
Pennsylvania...............       8             3,027,047           1.50             378,381         750          62.53
Rhode Island...............       2               477,618           0.24             238,809         747          70.26
South Carolina.............       1               238,604           0.12             238,604         665          44.00
Tennessee..................       5             2,181,762           1.08             436,352         752          61.86
Texas......................      43            16,077,037           7.98             373,885         749          58.52
Utah.......................       7             2,128,209           1.06             304,030         732          66.54
Virginia...................       9             3,747,980           1.86             416,442         779          48.85
Washington.................      20             7,454,211           3.70             372,711         755          61.03
Wisconsin..................       5             2,596,072           1.29             519,214         754          52.61
West Virginia..............       1               418,547           0.21             418,547         760          62.00
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................     535          $201,577,296         100.00%       $    376,780         762          55.64%
                             ==========      ============     ============      ============   =============  =============

         No more than 1.3% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Wisconsin and no more than 1.2% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Wisconsin.


                                                 LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
     LOAN PURPOSE               LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Purchase...................      16          $  6,573,116           3.26%       $    410,820         749          67.78%
Rate/Term Refinance........     421           158,778,196          78.77             377,145         765          55.16
Equity Refinance...........      98            36,225,984          17.97             369,653         751          55.58
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................     535          $201,577,296         100.00%       $    376,780         762          55.64%
                             ==========      ============     ============      ============   =============  =============



                                       MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
    DOCUMENTATION TYPE          LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Full Documentation.........     396          $156,962,286          77.87%       $    396,369         763          56.54%
Reduced Documentation......     139            44,615,010          22.13             320,971         759          52.50
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................     535          $201,577,296         100.00%       $    376,780         762          55.64%
                             ==========      ============     ============      ============   =============  =============

         No more than 49.9% of such reduced loan documentation mortgage loans were secured by mortgaged properties located in California.

         Approximately 21.4% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.



                                                OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
       OCCUPANCY TYPE           LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Primary Residence..........     525          $197,460,147          97.96%       $    376,115         762          55.62%
Second/Vacation............      10             4,117,149           2.04             411,715         770          56.80
                             ----------      ------------     ------------      ------------   -------------  -------------
    Total..................     535          $201,577,296         100.00%       $    376,780         762          55.64%
                             ==========      ============     ============      ============   =============  =============


                                                      MORTGAGED PROPERTY TYPES

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
       PROPERTY TYPE            LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Single-family detached.....     399          $150,528,223          74.68%          $ 377,264         761          55.72%
Planned Unit Developments       113            43,507,363          21.58             385,021         763          55.73
    (detached).............
Planned Unit Developments         7             2,717,253           1.35             388,179         786          51.85
    (attached).............
Condo Low-Rise (less than         8             2,471,984           1.23             308,998         747          54.24
    5 stories).............
Condo High-Rise                   2               833,882           0.41             416,941         800          59.16
    (9 stories or more)....
Two-to-four family units...       3               646,913           0.32             215,638         785          54.52
Townhouse..................       2               477,638           0.24             238,819         782          63.96
Leasehold..................       1               394,041           0.20             394,041         799          36.00
                             ----------      ------------     ------------      ------------   -------------  -------------
    Total..................     535          $201,577,296         100.00%          $ 376,780         762          55.64%
                             ==========      ============     ============      ============   =============  =============



                                            NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
   NET MORTGAGE RATE (%)        LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
4.220......................       1          $    460,652           0.23%       $    460,652         775          39.00%
4.345......................       2               811,460           0.40             405,730         698          69.30
4.470......................      13             5,341,449           2.65             410,881         765          58.77
4.595......................      78            29,267,370          14.52             375,223         765          54.12
4.710......................       1               321,294           0.16             321,294         804          60.00
4.720......................     123            48,427,616          24.02             393,720         767          55.76
                             ----------      ------------     ------------      ------------   -------------  -------------
      Total................     218          $ 84,629,841          41.98%       $    388,210         766          55.43%
                             ==========      ============     ============      ============   =============  =============

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 2.007632059%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:


                                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                         FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                        CLASS A-P CERTIFICATES
                                                            ------------------------------------------------
                                                             0%       100%       250%       400%        500%
                                                            ----      ----       ----       ----        ----
DISTRIBUTION DATE
April 2005.............................................     100%       100%      100%       100%        100%
April 2006.............................................      94         89        81         73          68
April 2007.............................................      89         79        65         52          45
April 2008.............................................      82         69        51         37          29
April 2009.............................................      76         60        40         26          19
April 2010.............................................      69         51        31         18          12
April 2011.............................................      62         43        24         12           8
April 2012.............................................      55         36        18          8           5
April 2013.............................................      47         29        13          5           3
April 2014.............................................      38         22         9          3           2
April 2015.............................................      30         16         6          2           1
April 2016.............................................      21         10         3          1           *
April 2017.............................................      11          5         2          *           *
April 2018.............................................       1          *         *          *           *
April 2019.............................................       0          0         0          0           0
Weighted Average Life in Years** (to Maturity).........     7.3        5.6        4.0        2.9         2.4

----------------
*    Indicates a number that is greater than zero but less than 0.5%.
**   The weighted average life of an offered certificate is determined by
     (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o    the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                         DISCOUNT MORTGAGE     NON-DISCOUNT
      ASSUMED PURCHASE PRICE                  LOANS           MORTGAGE LOANS
---------------------------------------  -----------------    ----------------
Aggregate principal balance ...........  $85,476,870.31       $118,082,323.15
Weighted average mortgage rate ........           4.935                5.2267%
Weighted average servicing fee rate               0.280                0.3300%
Weighted average original..............
term to maturity (months) .............             179                   179
Weighted average remaining term
to maturity (months) ..................             157                   157

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

ASSUMED PURCHASE PRICE           0%     100%    250%    400%     500%
------------------------------ ------  ------  ------  ------   ------
$1,327,103....................  3.6%    4.8%    7.0%    9.7%     11.8%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "250% PSA" assumes prepayment rates equal to 250% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.


                                               JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                  AT DECEMBER 31, 1999               AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......    159,458       $41,799,848         156,842        $41,837,077        142,330    $38,092,093
Period of Delinquency
  30 to 59 days............      2,081           485,414           2,147            488,965          1,968        469,058
  60 to 89 days............        297            66,720             336             72,625            327         75,698
  90 days or more..........        301            69,148             307             68,860            333         76,136
Foreclosures Pending.......        419           100,940             340             81,219            350         91,964
Total Delinquent Loans.....      3,098         $ 722,221           3,130          $ 711,669          2,978    $   712,856
Percent of Loan
    Portfolio..............      1.943%            1.728%          1.996%             1.701%         2.092%         1.871%



                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003              AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......    104,754       $29,652,506         61,336         $19,562,648        51,674     $17,633,235
Period of Delinquency
  30 to 59 days............      1,391           350,118            813             202,438           354         101,882
  60 to 89 days............        256            59,355            180              37,722            80          18,514
  90 days or more..........        277            67,047            229              51,671            99          22,840
Foreclosures Pending.......        333            80,326            243              58,402           139          31,349
Total Delinquent Loans.....      2,257       $   556,846          1,465            $350,233           672        $174,585
Percent of Loan
    Portfolio..............      2.155%            1.878%         2.388%              1.790%        1.300%          0.990%


----------------
*    The tables relate to the mortgage loans referred to above.
* The Period of Delinquency which is "90 days or more" does not include foreclosures pending.



                                    JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                  AT DECEMBER 31, 1999              AT DECEMBER 31, 2000           AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......     31,572        $5,733,023         29,442          $5,424,670        26,174      $4,923,160
Period of Delinquency
  30 to 59 days............        476            87,173            481              80,450           436          72,245
  60 to 89 days............         72            13,317             85              14,464            71          13,138
  90 days or more..........         68            14,146             57              12,443            64          12,292
Foreclosures Pending.......        113            23,846             87              17,435            79          22,361
Total Delinquent Loans.....        729          $138,482            710            $124,791           650        $120,036
Percent of Loan
    Portfolio..............     2.309%             2.416%         2.412%              2.300%        2.483%          2.438%




                              AT DECEMBER 31, 2002    AT DECEMBER 31, 2003      AT DECEMBER 31, 2004

                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......     20,813        $4,388,764          15,134         $3,902,833        12,980      $3,701,651
Period of Delinquency
  30 to 59 days............        303            56,489            221             45,326             80          18,542
  60 to 89 days............         62            12,354             38              7,098             21           4,011
  90 days or more..........         66            16,163             55              9,585             15           2,980
Foreclosures Pending.......         68            14,099             53             11,232             26           5,253
Total Delinquent Loans.....        499          $ 99,105            367            $73,241            142         $30,786
Percent of Loan
    Portfolio..............     2.398%             2.258%         2.425%             1.877%         1.094%          0.832%


*    The tables relate to the mortgage loans referred to above.
* The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.


                                               JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                    AT OR FOR THE       AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED           YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                 -------------------  -------------------   -------------------
                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio.........       $41,799,848          $41,837,077           $38,092,093
Average Portfolio Balance....       $41,744,291          $41,712,987           $40,578,437
Foreclosed Loans.............           $36,732              $18,166               $11,865
Liquidated Foreclosed Loans..          $ 40,097              $57,997               $35,574
Foreclosed Loans Ratio.......             0.088%               0.043%                0.031%
Gross Loss...................            $6,022              $16,608                $9,085
Gross Loss Ratio.............             0.014%               0.040%                0.022%
Covered Loss.................            $3,549               $6,438                $5,451
Net Loss.....................            $2,473              $10,170                $3,633
Net Loss Ratio...............             0.006%               0.024%                0.009%
Excess Recovery..............              $333                  $39                    $5


                                    AT OR FOR THE       AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED           YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 2002    DECEMBER 31, 2003     DECEMBER 31, 2004
                                 -------------------  -------------------   -------------------
                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio.........       $29,652,506          $19,562,648           $17,633,235
Average Portfolio Balance....       $34,185,451          $23,080,737           $17,999,485
Foreclosed Loans.............           $13,924               $9,435                $2,109
Liquidated Foreclosed Loans..           $30,193              $28,302               $16,609
Foreclosed Loans Ratio.......             0.047%               0.048%                0.012%
Gross Loss...................            $5,871               $5,331                $2,922
Gross Loss Ratio.............             0.017%               0.023%                0.016%
Covered Loss.................            $3,056               $4,219                $1,648
Net Loss.....................            $2,816               $1,112                $1,274
Net Loss Ratio...............             0.008%               0.005%                0.007%
Excess Recovery..............              $108                  $18                   $68



                                    JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                    AT OR FOR THE       AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED           YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                 -------------------  -------------------   -------------------
                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio.........       $5,733,023           $5,424,670            $4,923,160
Average Portfolio Balance....       $6,483,857           $5,497,288            $5,208,164
Foreclosed Loans.............           $7,705               $2,749                  $841
Liquidated Foreclosed Loans..           $7,487              $10,220                $5,253
Foreclosed Loans Ratio.......            0.134%               0.051%                0.017%
Gross Loss...................           $1,142               $4,343                $1,657
Gross Loss Ratio.............            0.018%               0.079%                0.032%
Covered Loss.................             $561                 $895                $1,202
Net Loss.....................             $581               $3,449                  $456
Net Loss Ratio...............            0.009%               0.063%                0.009%
Excess Recovery..............             $148                  $25                    $0



                                    AT OR FOR THE       AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED           YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 2002    DECEMBER 31, 2003     DECEMBER 31, 2004
                                 -------------------  -------------------   -------------------
                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio.........       $4,388,764           $3,902,833            $3,701,651
Average Portfolio Balance....       $4,572,334           $4,082,685            $3,702,764
Foreclosed Loans.............           $3,323               $2,051                  $798
Liquidated Foreclosed Loans..           $3,685               $5,319                $2,680
Foreclosed Loans Ratio.......            0.076%               0.053%                0.022%
Gross Loss...................           $1,047               $1,473                  $581
Gross Loss Ratio.............            0.023%               0.036%                0.016%
Covered Loss.................             $462                 $884                  $227
Net Loss.....................             $585                 $589                  $353
Net Loss Ratio...............            0.013%               0.014%                0.010%
Excess Recovery..............               $0                   $0                   $15

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:05:19                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S16(POOL #  4737)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4737
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XBC6   150,351,000.00 124,193,211.78     4.750000  %  2,876,327.14
A-2     76111XBD4    50,000,000.00  41,301,092.70     4.500000  %    956,537.41
A-3     76111XBE2    50,000,000.00  41,301,092.70     5.000000  %    956,537.41
A-P     76111XBF9     2,086,253.02   1,756,473.94     0.000000  %     31,638.98
A-V     76111XBG7             0.00           0.00     0.085021  %          0.00
R       76111XBL6           100.00           0.00     4.750000  %          0.00
M-1     76111XBH5     1,404,400.00   1,322,174.64     4.750000  %      5,707.41
M-2     76111XBJ1       382,900.00     360,481.82     4.750000  %      1,556.09
M-3     76111XBK8       382,900.00     360,481.82     4.750000  %      1,556.09
B-1     76111XBM4       255,200.00     240,258.45     4.750000  %      1,037.12
B-2     76111XBN2       127,600.00     120,129.23     4.750000  %        518.56
B-3     76111XBP7       255,330.76     240,381.55     4.750000  %      1,037.65

-------------------------------------------------------------------------------
                  255,245,683.78   211,195,778.63                  4,832,453.86
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       491,598.13  3,367,925.27            0.00       0.00    121,316,884.64
A-2       154,879.10  1,111,416.51            0.00       0.00     40,344,555.29
A-3       172,087.89  1,128,625.30            0.00       0.00     40,344,555.29
A-P             0.00     31,638.98            0.00       0.00      1,724,834.96
A-V        14,963.45     14,963.45            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         5,233.61     10,941.02            0.00       0.00      1,316,467.23
M-2         1,426.91      2,983.00            0.00       0.00        358,925.73
M-3         1,426.91      2,983.00            0.00       0.00        358,925.73
B-1           951.02      1,988.14            0.00       0.00        239,221.33
B-2           475.51        994.07            0.00       0.00        119,610.67
B-3           951.51      1,989.16            0.00       0.00        239,343.90

-------------------------------------------------------------------------------
          843,994.04  5,676,447.90            0.00       0.00    206,363,324.77
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     826.021854   19.130748     3.269670    22.400418   0.000000  806.891106
A-2     826.021854   19.130748     3.097582    22.228330   0.000000  806.891106
A-3     826.021854   19.130748     3.441758    22.572506   0.000000  806.891106
A-P     841.927570   15.165452     0.000000    15.165452   0.000000  826.762118
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     941.451608    4.063949     3.726581     7.790530   0.000000  937.387659
M-2     941.451619    4.063959     3.726587     7.790546   0.000000  937.387659
M-3     941.451619    4.063959     3.726587     7.790546   0.000000  937.387659
B-1     941.451609    4.063950     3.726567     7.790517   0.000000  937.387659
B-2     941.451609    4.063950     3.726567     7.790517   0.000000  937.387659
B-3     941.451605    4.063944     3.726578     7.790522   0.000000  937.387660

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:05:19                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S16 (POOL #  4737)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4737
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       43,870.82
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,325.83

SUBSERVICER ADVANCES THIS MONTH                                          989.04
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     117,968.60

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     206,363,324.77

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          541

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,920,475.89

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.73762600 %     0.97552700 %    0.28446080 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.71358800 %     0.98579469 %    0.29230860 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,186,916.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,552,457.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.10450847
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              159.70

POOL TRADING FACTOR:                                                80.84889888

Run:        04/26/05     11:15:32                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S16(POOL #  4737)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4737
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XBC6   150,351,000.00 121,316,884.64     4.750000  %    868,205.61
A-2     76111XBD4    50,000,000.00  40,344,555.29     4.500000  %    288,726.25
A-3     76111XBE2    50,000,000.00  40,344,555.29     5.000000  %    288,726.25
A-P     76111XBF9     2,086,253.02   1,724,834.96     0.000000  %     10,236.74
A-V     76111XBG7             0.00           0.00     0.085149  %          0.00
R       76111XBL6           100.00           0.00     4.750000  %          0.00
M-1     76111XBH5     1,404,400.00   1,316,467.23     4.750000  %      5,838.02
M-2     76111XBJ1       382,900.00     358,925.73     4.750000  %      1,591.69
M-3     76111XBK8       382,900.00     358,925.73     4.750000  %      1,591.69
B-1     76111XBM4       255,200.00     239,221.33     4.750000  %      1,060.85
B-2     76111XBN2       127,600.00     119,610.67     4.750000  %        530.43
B-3     76111XBP7       255,330.76     239,343.90     4.750000  %      1,061.39

-------------------------------------------------------------------------------
                  255,245,683.78   206,363,324.77                  1,467,568.92
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       480,212.67  1,348,418.28            0.00       0.00    120,448,679.03
A-2       151,292.08    440,018.33            0.00       0.00     40,055,829.04
A-3       168,102.31    456,828.56            0.00       0.00     40,055,829.04
A-P             0.00     10,236.74            0.00       0.00      1,714,598.22
A-V        14,642.97     14,642.97            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         5,211.02     11,049.04            0.00       0.00      1,310,629.21
M-2         1,420.75      3,012.44            0.00       0.00        357,334.04
M-3         1,420.75      3,012.44            0.00       0.00        357,334.04
B-1           946.92      2,007.77            0.00       0.00        238,160.48
B-2           473.46      1,003.89            0.00       0.00        119,080.24
B-3           947.40      2,008.79            0.00       0.00        238,282.51

-------------------------------------------------------------------------------
          824,670.33  2,292,239.25            0.00       0.00    204,895,755.85
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     806.891106    5.774525     3.193944     8.968469   0.000000  801.116581
A-2     806.891106    5.774525     3.025842     8.800367   0.000000  801.116581
A-3     806.891106    5.774525     3.362046     9.136571   0.000000  801.116581
A-P     826.762116    4.906759     0.000000     4.906759   0.000000  821.855357
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     937.387657    4.156950     3.710496     7.867446   0.000000  933.230708
M-2     937.387668    4.156960     3.710499     7.867459   0.000000  933.230708
M-3     937.387668    4.156960     3.710499     7.867459   0.000000  933.230708
B-1     937.387644    4.156936     3.710502     7.867438   0.000000  933.230708
B-2     937.387683    4.156975     3.710502     7.867477   0.000000  933.230708
B-3     937.387670    4.156961     3.710481     7.867442   0.000000  933.230709

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:32                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S16 (POOL #  4737)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4737
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       42,963.79
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    10,163.11

SUBSERVICER ADVANCES THIS MONTH                                        1,776.18
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     213,423.77

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     204,895,755.82

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          540

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      552,137.74

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.71358800 %     0.99410300 %    0.28986540 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.71010700 %     0.98845253 %    0.29309960 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,186,916.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,552,457.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.10449614
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              158.50

POOL TRADING FACTOR:                                                80.27393560

Run:        04/07/05     11:35:29                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S16(POOL #  4737)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4737
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XBC6   150,351,000.00 120,448,679.03     4.750000  %    789,978.94
A-2     76111XBD4    50,000,000.00  40,055,829.04     4.500000  %    262,711.57
A-3     76111XBE2    50,000,000.00  40,055,829.04     5.000000  %    262,711.57
A-P     76111XBF9     2,086,253.02   1,714,598.22     0.000000  %      9,409.12
A-V     76111XBG7             0.00           0.00     0.085213  %          0.00
R       76111XBL6           100.00           0.00     4.750000  %          0.00
M-1     76111XBH5     1,404,400.00   1,310,629.21     4.750000  %      5,876.57
M-2     76111XBJ1       382,900.00     357,334.04     4.750000  %      1,602.21
M-3     76111XBK8       382,900.00     357,334.04     4.750000  %      1,602.21
B-1     76111XBM4       255,200.00     238,160.48     4.750000  %      1,067.86
B-2     76111XBN2       127,600.00     119,080.24     4.750000  %        533.93
B-3     76111XBP7       255,330.76     238,282.51     4.750000  %      1,068.41

-------------------------------------------------------------------------------
                  255,245,683.78   204,895,755.85                  1,336,562.39
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       476,776.02  1,266,754.96            0.00       0.00    119,658,700.09
A-2       150,209.36    412,920.93            0.00       0.00     39,793,117.47
A-3       166,899.29    429,610.86            0.00       0.00     39,793,117.47
A-P             0.00      9,409.12            0.00       0.00      1,705,189.10
A-V        14,549.76     14,549.76            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         5,187.91     11,064.48            0.00       0.00      1,304,752.64
M-2         1,414.45      3,016.66            0.00       0.00        355,731.83
M-3         1,414.45      3,016.66            0.00       0.00        355,731.83
B-1           942.72      2,010.58            0.00       0.00        237,092.62
B-2           471.36      1,005.29            0.00       0.00        118,546.31
B-3           943.20      2,011.61            0.00       0.00        237,214.10

-------------------------------------------------------------------------------
          818,808.52  2,155,370.91            0.00       0.00    203,559,193.46
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     801.116581    5.254231     3.171086     8.425317   0.000000  795.862349
A-2     801.116581    5.254231     3.004187     8.258418   0.000000  795.862349
A-3     801.116581    5.254231     3.337986     8.592217   0.000000  795.862349
A-P     821.855357    4.510057     0.000000     4.510057   0.000000  817.345300
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     933.230709    4.184399     3.694040     7.878439   0.000000  929.046310
M-2     933.230718    4.184408     3.694045     7.878453   0.000000  929.046310
M-3     933.230718    4.184408     3.694045     7.878453   0.000000  929.046310
B-1     933.230714    4.184404     3.694044     7.878448   0.000000  929.046310
B-2     933.230714    4.184404     3.694044     7.878448   0.000000  929.046310
B-3     933.230726    4.184416     3.694032     7.878448   0.000000  929.046311

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:35:29                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S16 (POOL #  4737)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4737
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       42,685.49
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    10,087.72

SUBSERVICER ADVANCES THIS MONTH                                        3,452.51
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3     415,958.32

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     203,559,193.46

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          539

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      417,566.10

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.71010700 %     0.99679300 %    0.29064690 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.70744700 %     0.99048157 %    0.29370390 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,186,916.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,552,457.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.10429363
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              157.40

POOL TRADING FACTOR:                                                79.75029801

Run:        04/25/05     12:25:18                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S16(POOL #  4737)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4737
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XBC6   150,351,000.00 119,658,700.09     4.750000  %  2,182,373.78
A-2     76111XBD4    50,000,000.00  39,793,117.47     4.500000  %    725,759.65
A-3     76111XBE2    50,000,000.00  39,793,117.47     5.000000  %    725,759.65
A-P     76111XBF9     2,086,253.02   1,705,189.10     0.000000  %     17,501.63
A-V     76111XBG7             0.00           0.00     0.085079  %          0.00
R       76111XBL6           100.00           0.00     4.750000  %          0.00
M-1     76111XBH5     1,404,400.00   1,304,752.64     4.750000  %      5,843.36
M-2     76111XBJ1       382,900.00     355,731.83     4.750000  %      1,593.15
M-3     76111XBK8       382,900.00     355,731.83     4.750000  %      1,593.15
B-1     76111XBM4       255,200.00     237,092.62     4.750000  %      1,061.83
B-2     76111XBN2       127,600.00     118,546.31     4.750000  %        530.91
B-3     76111XBP7       255,330.76     237,214.10     4.750000  %      1,062.37

-------------------------------------------------------------------------------
                  255,245,683.78   203,559,193.46                  3,663,079.48
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       473,649.02  2,656,022.80            0.00       0.00    117,476,326.31
A-2       149,224.19    874,983.84            0.00       0.00     39,067,357.82
A-3       165,804.66    891,564.31            0.00       0.00     39,067,357.82
A-P             0.00     17,501.63            0.00       0.00      1,687,687.47
A-V        14,432.24     14,432.24            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         5,164.65     11,008.01            0.00       0.00      1,298,909.28
M-2         1,408.11      3,001.26            0.00       0.00        354,138.68
M-3         1,408.11      3,001.26            0.00       0.00        354,138.68
B-1           938.49      2,000.32            0.00       0.00        236,030.79
B-2           469.25      1,000.16            0.00       0.00        118,015.40
B-3           938.97      2,001.34            0.00       0.00        236,151.73

-------------------------------------------------------------------------------
          813,437.69  4,476,517.17            0.00       0.00    199,896,113.98
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     795.862349   14.515193     3.150288    17.665481   0.000000  781.347156
A-2     795.862349   14.515193     2.984484    17.499677   0.000000  781.347156
A-3     795.862349   14.515193     3.316093    17.831286   0.000000  781.347156
A-P     817.345298    8.389026     0.000000     8.389026   0.000000  808.956273
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     929.046311    4.160752     3.677478     7.838230   0.000000  924.885559
M-2     929.046306    4.160747     3.677488     7.838235   0.000000  924.885559
M-3     929.046306    4.160747     3.677488     7.838235   0.000000  924.885559
B-1     929.046295    4.160737     3.677469     7.838206   0.000000  924.885559
B-2     929.046295    4.160737     3.677508     7.838245   0.000000  924.885559
B-3     929.046320    4.160760     3.677465     7.838225   0.000000  924.885560

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:18                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S16 (POOL #  4737)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4737
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       42,357.77
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,965.88

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     199,896,113.98

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          533

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,751,094.07

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.70744700 %     0.99884800 %    0.29124360 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.68956900 %     1.00411489 %    0.29776630 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,186,916.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,552,457.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.10399062
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              156.30

POOL TRADING FACTOR:                                                78.31517894